Exhibit 10.36

INDIAN RIVER BANKING COMPANY

VERO BEACH, FLORIDA

1999 DIRECTOR FEE STOCK OPTION PLAN

1. Purpose of the Plan. The Plan shall be known as the Indian River 1999 Director Fee Stock Option Plan. The purpose of the Plan is to provide additional incentive to Non-Employee Directors of the Company and Indian River and the Bank to promote the success of the business, by permitting them to receive options to purchase shares of Common Stock in lieu of cash compensation for service on committees of the boards of directors of the Company or any Parent or Subsidiary of the Company. This Plan shall set forth the manner by which Non-Employee Directors may elect to participate in the Plan, and the terms of the options.

2. Definitions. As used herein, the following definitions shall apply.

(a) “Bank” shall mean Indian River National Bank, Vero Beach, Florida, the wholly owned subsidiary of the Company.

(b) “Board” shall mean the Board of Directors of the Company.

(c) “Cash Compensation” shall mean the cash payments a Non-Employee Director is entitled to receive in a year for service on, and attendance at meeting of, committees of the board of directors of the Company or any Parent or Subsidiary of the Company.

(d) “Code” shall mean the Internal Revenue Code of 1986, as amended.

(e) “Common Stock” shall mean common stock, $1.00 par value per share, of the Company.

(f) “Company” shall mean Indian River Banking Company, a bank holding company.

(g) “Effective Date” shall mean the date specified in Section 9 hereof.

(h) “Employee” shall mean any person employed by the Company or any present or future Parent or Subsidiary of the Company in a capacity other than as a director of the Company or the Bank.

(i) “Non-Employee Director” shall mean each director of the Company and the Bank who is not an Employee and who is not Chairman of the Board.

(j) “Option” shall mean an option granted pursuant to this Plan.

(k) “Option Price” shall mean the exercise price per share of Common Stock for Options granted pursuant to the Plan.

(l) “Optioned Stock” shall mean stock subject to an Option granted pursuant to the Plan.

(m) “Optionee” shall mean any person who receives an Option.

(n) “Parent” shall mean any present or future corporation which would be a “parent corporation” as defined in Subsection 425(e) and (g) of the Code.

(o) “Participant” means any Non-Employee Director of the Company or the Bank who elects to receive Options in lieu of Cash Compensation in accordance with the provisions of Section 4(c) hereof.

(p) “Plan” shall mean the Indian River 1999 Director Fee Stock Option Plan.

(q) “Share” shall mean one share of the Common Stock.

(r) “Subsidiary” shall mean any present or future corporation which would be a “subsidiary corporation” as defined in Subsection 425(f) and (g) of the Code.

3. Shares Subject to the Plan. The number of Shares which may be subject to Options issued under this Plan shall not be fixed, but shall be determined based upon the elections of Participants and the number of committees of the boards of directors of the Company and the Bank upon which such Participants serve. Notwithstanding the foregoing, no Options shall be issuable hereunder to the extent that the Company does not have sufficient authorized and unissued shares of Common Stock available for the issuance of Shares upon exercise of the Options. Shares issuable upon the exercise of Options may be either authorized but unissued or treasury shares.

4. Administration and Operation of the Plan.

(a) The Plan shall be administered by the full Board.

(b) The Board is authorized (but only to the extent not contrary to the express provisions of the Plan or to resolutions adopted by the Board) to interpret the Plan, to prescribe, amend and rescind rules and regulations relating to the Plan, and to make other determinations necessary or advisable for the administration of the Plan. In no event may the Board revoke outstanding Options without the consent of the Participant.

(c) (1) During the period commencing December 1 of each year, commencing in 1999, and ending on the earlier of (i) January 15 of the following year or (ii) the date of the first meeting of the Board in January of the following year, each Non-Employee Director of the Company and the Bank shall make a written election to either receive Options to purchase 100 Shares for each committee of the boards of directors of the Company or Bank such Participant serves on (subject to adjustment as set forth below), in lieu of Cash Compensation, or to receive such Cash Compensation. Non-employee Directors who fail to return a written election shall be deemed to have elected to receive Cash Compensation. Such election shall be irrevocable with respect to the year for which it is made.

(2) The number of Shares with respect to which Options shall be granted to Non-Employee Directors pursuant to this Section 4(c) shall be automatically adjusted to reflect any increase or decrease in the number of issued and outstanding shares of Common Stock resulting from the subdivision or combination of the Common Stock (whether by charter amendment, stock split in the form of a stock dividend, or otherwise), or the payment of a dividend on the Common Stock in additional shares of Common Stock, or other increase or decrease in the number of shares of Common Stock effected without the receipt of consideration by the Company.

(3) Not later than the first meeting of the Board in January of each year, the Board shall grant each participating director Options to purchase the number of Shares determined in accordance with Sections 4(c)(1) and 4(c)(2) for each committee on which such director serves. At such meeting, the Board shall reserve for issuance a number of Shares equal to the number of Optioned Shares subject to the Options granted.

(d) The Chairman and President of the Company and such other officers as shall be designated by the Board are hereby authorized to execute instruments evidencing grants on behalf of the Company and to cause them to be delivered to the Participants.

5. Eligibility Options may be granted hereunder only to Non-Employee Directors of the Company or the Bank. No director of the Company who is also an officer of the Company or Bank, shall be eligible to receive a grant of Options hereunder. Receipt of Options hereunder shall not preclude an award or grant of Options to Non-Employee Directors under any other Plan of the Company or of any Parent or Subsidiary of the Company.

6. Term of Plan. The Plan shall continue in effect for a term of ten (10) years from the Effective Date, unless sooner terminated pursuant to Section 11 hereof. No Option shall be granted under the Plan after ten (10) years from the Effective Date.

7. Terms and Conditions of Options. Each Option granted pursuant to the Plan shall be evidenced by an instrument in such form as the Board shall from time to time approve. Each and every Option granted pursuant to the Plan shall comply with, and be subject to, the following terms and conditions:

(a) Option Price. The price per share at which each Option granted under the Plan may be exercised shall not, as to any particular Option, be less than the fair market value of the Common Stock at the time such Option is granted. For such purposes, if the Common Stock is traded otherwise than on a national securities exchange or on The Nasdaq National Market at the time of the granting of an Option, then the price per share of the Optioned Stock shall be not less than the mean between the bid and asked price on the date the Option is granted or, if there be no bid and asked price on said date, then on the next prior business day on which there was a bid and asked price. If no such bid and asked price is available, then the price per share shall be determined by the Board in good faith in light of the circumstances. If the Common Stock is listed on a national securities exchange or on The Nasdaq National Market at the time of the granting of an Option, then the price per share shall be not less than the average of the highest and lowest selling price on such exchange on the date such Option is granted or, if there were no sales on said date, then the price shall be not less than the mean between the inside bid and inside asked price on such date.

(b) Payment.

(1) Full payment for each share of Common Stock purchased upon the exercise of any Option granted under the Plan shall be made at the time of exercise of each such Option and shall be paid in cash (in United States Dollars), Common Stock or a combination of cash and Common Stock. Common Stock utilized in full or partial payment of the exercise price shall be valued at its fair market value at the date of exercise, determined in accordance with Section 7(a) above. The Company shall accept full or partial payment in Common Stock only to the extent permitted by applicable law. No shares of Common Stock shall be issued until full payment therefor has been received by the Company, and no Optionee shall have any of the rights of a shareholder of the Company until shares of Common Stock are issued to him.

(2) Notwithstanding the foregoing, any Optionee may elect to receive upon the exercise of any Option for the full number of Shares to which such Option relates, the number of Shares determined by dividing (i) the difference between the aggregate fair market value of all shares issuable upon the exercise of the Options in full (as determined in accordance with Section a) hereof) and the aggregate Option Price for the exercise of the Option in full, by (ii) the price determined in accordance with Section 7(a). Shares received upon such election shall reflect the exercise in full of such Options and the full satisfaction of the Company’s obligations under said Option. Shares received upon such election shall be deemed to be Shares received upon the exercise of an Option for all purposes hereof.

(c) Term of Option.

The term of each Option granted pursuant to the Plan shall be ten (10) years from the date each such Option is granted.

(d) Exercise Generally.

No Option may be exercised unless the Optionee shall have been a director of the Company or the Bank at all times during the period beginning with the date of grant of any such Option and ending on the date three (3) months prior to the date of exercise of any such Option.

(e) Transferability.

Any Option granted pursuant to the Plan shall be exercised during any Optionee’s lifetime only by the Optionee to whom it was granted and shall not be assignable or transferable otherwise than by will or by the laws of descent and distribution.

(f) Vesting.

All Options granted hereunder shall vest fully upon grant and shall be immediately exercisable.

(g) Termination of Options.

To the extent that any Option granted under the Plan to any Optionee whose service as director terminates shall not have been exercised within the applicable period set forth in Section 7(d), any such Option, and all rights to purchase or receive shares of Common Stock pursuant thereto, as the case may be, shall terminate on the last day of the applicable period.

8. Recapitalization, Merger, Consolidation, Change in Control and Similar Transactions.

(a) Adjustment.

Subject to any required action by the shareholders of the Company, the number of shares of Common Stock covered by each outstanding stock option, and the exercise price per share of Common Stock of each such stock option, shall be proportionately adjusted for any increase or decrease in the number of issued and outstanding shares of Common Stock resulting from a subdivision or consolidation of shares or the payment of a stock dividend (but only on the Common Stock) or any other increase or decrease in the number of such shares of Common Stock effected without the receipt of consideration by the Company.

(b) Extraordinary Corporate Action.

Subject to any required action by the shareholders of the Company, in the event of any Change in Control, recapitalization, merger, consolidation, exchange of shares, spin-off, reorganization, tender offer, liquidation or other extraordinary corporate action or event, the Board, in its sole discretion, shall have the power, prior or subsequent to such action or event to:

(1) appropriately adjust the number of shares of Common Stock subject to each stock option, the exercise price per share of Common Stock, and the consideration to be given or received by the Company upon the exercise of any outstanding Option;

(2) cancel any or all previously granted Options, provided that appropriate consideration, determined in the sole discretion of the Board, is paid to the Optionee in connection therewith; and/or

(3) make such other adjustments in connection with the Plan as the Board, in its sole discretion, deems necessary, desirable, appropriate or advisable.

For purposes of this Section, “Change in Control” shall mean any one of the following events occurring after the Effective Date: (1) the acquisition of ownership of, power to vote, or control of 25% or more of any class of voting securities of the Company or the Bank; (2)

the exercise of a controlling influence over the management or policies of the Bank or the Company by any person or by persons acting as a “group” (within the meaning of Section 13(d) of the Securities Exchange Act of 1934) or (3) the failure of Continuing Directors to constitute at least two-thirds of the Board of Directors of the Company or the Bank (the “Company Board”) during any period of two consecutive years. A “change in control” does not include acquisition of ownership of, control of or power to vote voting securities of the Company by an employee benefit plan sponsored by the Company or the Bank; acquisition of voting securities by the Company through share repurchase or otherwise; or acquisition by an exchange of voting securities with a successor to the Company in a reorganization, such as a re-incorporation, that does not have the purpose or effect of significantly changing voting power or control. For purposes of this definition only, “Continuing Directors” includes only those individuals who were members of the Company Board at the Effective Date and those other individuals whose election or nomination for election as a member of the Company Board was approved by a vote of at least two-thirds of the Continuing Directors then in office, and “person” refers to an individual or a corporation, partnership, trust, association, joint venture, pool, syndicate, sole proprietorship, unincorporated organization or any other form of entity. The decision of the Board as to whether a Change in Control has occurred shall be conclusive and binding.

9. Effective Date. The Plan shall be deemed to be effective as of February 9, 2000 (the date of approval by Board) (the “Effective Date”).

10. Modification of Options. At any time and from time to time, the Board may authorize the execution of an instrument providing for the modification of any outstanding Option, provided no such modification, extension or renewal shall confer on the holder of said Option any right or benefit which could not be conferred on him by the grant of a new Option at such time, or shall not materially decrease the Optionee’s benefits under the Option without the consent of the holder of the Option, except as otherwise permitted under Section 8 hereof.

11. Amendment and Termination of the Plan.

(a) Action of the Board.

The Board may alter, suspend or discontinue the Plan at any time. Not in limitation of the foregoing, the Board of Directors may suspend, terminate or discontinue the Plan with respect to all grants of Options in any year at any time prior to the grant of Options for said year as contemplated by Section 4 hereof.

(b) Change in Applicable Law.

Notwithstanding any other provision contained in the Plan, in the event of a change in any Federal or state law, rule or regulation which would make the exercise of all or part of any previously granted Option unlawful or subject the Company to any penalty, the Board may restrict any such exercise without the consent of the Optionee or other holder thereof in order to comply with any such law, rule or regulation or to avoid any such penalty.

12. Conditions Upon Issuance of Shares. Shares shall not be issued with respect to any Option granted under the Plan unless the issuance and delivery of such Shares shall comply with all relevant provisions of law, including, without limitation, the Securities Act of 1933, as amended, the rules and regulations promulgated thereunder, any applicable state securities law and the requirements of any stock exchange upon which the shares may then be listed.

The inability of the Company to obtain from any regulatory body or authority any approval deemed by the Company’s counsel to be necessary to the lawful issuance and sale of any Shares hereunder shall relieve the Company of any liability with respect to the non-issuance of such Shares.

As a condition to the exercise of an Option, the Company may require the person exercising the Option to make such representations and warranties as may be necessary to assure the availability of an exemption from the registration requirements of federal or state securities law.

13. Unsecured Obligation. No participant under the Plan shall have any interest in any fund or special asset of the Company by reason of the Plan or the grant of any Option to him under the Plan. No trust fund shall be created in connection with the Plan or any grant of any Option hereunder and there shall be no required funding of amounts which may become payable to any Participant.

14. Withholding Tax. Where a Participant or other person is entitled to receive Shares pursuant to the exercise of an Option pursuant to the Plan, the Company shall have the right to require the Participant or such other person to pay the Company the amount of any taxes which the Company is required to withhold with respect to such Shares, or, in lieu thereof, to retain, or sell without notice, a number of such Shares sufficient to cover the amount required to be withheld.

15. Governing Law. The Plan shall be governed by and construed in accordance with the laws of the State of Florida, except to the extent that Federal law shall be deemed to apply.

Attachment I

INDIAN RIVER BANKING COMPANY

2000 AMENDMENTS TO 1999 DIRECTOR FEE STOCK OPTION PLAN

The 1999 Director Fee Stock Option Plan of Indian River Banking Company (“1999 Plan”) is hereby amended as follows:

Section 2(c) is hereby amended in its entirety to read as follows:

(c)	“Cash Compensation” shall mean the cash payments a Non-Employee Director is entitled to receive in any three calendar year period beginning in the year in which a grant of options is made pursuant to Section 4(c), for that director’s service on, and attendance at meetings of, committees of the board of directors of the Company or any Parent or Subsidiary of the Company.

Section 4(c)(1) is hereby amended in its entirety to read as follows:

(c)(1) During the period commencing December 1 of every third year, commencing in 2000, and ending on the earlier of (i) January 15 of the following year or (ii) the date of the first meeting of the Board in January of the following year, each Non-Employee Director of the Company and the Bank shall make a written election to either receive Options to purchase 700 Shares for each committee of the boards of directors of the Company or Bank on which such Participant serves (subject to adjustment as set forth below), in lieu of Cash Compensation for the three calendar years beginning after such December 1, or to receive such Cash Compensation. Non-employee Directors who fail to return such a written election shall be deemed to have elected to receive Cash Compensation. Such election shall be irrevocable with respect to the years for which it is made.

Section 4(c)(3) is hereby amended in its entirety to read as follows:

(c)(3) Not later than the first meeting of the board in January of 2001 and January of each succeeding three year period, the Board shall grant each participating director Options to purchase the number of Shares determined in accordance with Sections 4(c)(1) and 4(c)(2) for each committee on which such director serves. At such meeting, the Board shall reserve for issuance a number of Shares equal to the number of Optioned Shares subject to the Options granted.

Section 7(e) is amended in its entirety to read as follows.

(d) Transferability.

Any Option granted pursuant to the Plan shall be exercised during any Optionee’s lifetime only by the Optionee to whom it was granted or by the holder thereof pursuant to a transfer authorized by this Section 7(e). Any Option granted pursuant to the Plan shall not be assignable or transferable otherwise than by will or by the laws of descent and distribution, pursuant to the terms of a “qualified domestic relations order” (within the meaning of Section 414(p) of the Code), or, subject to the consent of the Board, in one or more transfers for estate or retirement planning purposes (i) to a trust or other entity formed for such purposes, or (ii) to a member of the Optionee’s immediate family (parents, spouse, children, siblings, brothers in law, and sisters in law).

Section 7(f) is hereby amended in its entirety to read as follows:

One-third of the Options granted hererunder shall vest fully upon grant, one-third of the Options granted hereunder shall vest fully upon the first anniversary date of the grant, and the remaining one-third of the Options granted hereunder shall vest fully upon the second anniversary date of the grant. All Options shall be immediately exercisable at the time they vest. No Options shall vest unless the Optionee is then serving as a Non-Employee Director.

Attachment II

INDIAN RIVER BANKING COMPANY

2003 AMENDMENTS TO 1999 DIRECTOR FEE STOCK OPTION PLAN

The 1999 Director Fee Stock Option Plan of Indian River Banking Company, as amended in 2000, is hereby further amended as follows:

Section 4(c)(1) is hereby amended in its entirety to read as follows:

(c)(1) During the period commencing December 1 of every third year, commencing in 2005, and ending on the earlier of (i) January 15 of the following year or (ii) the date of the first meeting of the Board in January of the following year, each Non-Employee Director of the Company and the Bank shall make a written election to either receive Options to purchase 2100 Shares (subject to adjustment as set forth below), in lieu of Cash Compensation for the three calendar years beginning after such December 1, or to receive such Cash Compensation. Non-employee Directors who fail to return a written election shall be deemed to have elected to receive Cash Compensation. Such election shall be irrevocable with respect to the years for which it is made.

Section 4(c)(3) is hereby amended in its entirety to read as follows:

(c)(3) Not later than the first meeting of the board in January of 2006 and January of each succeeding three year period, the Board shall grant each participating director Options to purchase the number of Shares determined in accordance with Sections 4(c)(1) and 4(c)(2). At such meeting, the Board shall reserve for issuance a number of Shares equal to the number of Optioned Shares subject to the Options granted.